Exhibit 4.21

Execution Version

ASSUMPTION AGREEMENT

This Assumption Agreement dated as of January 16, 2015 (this “Assumption Agreement”), is made by North Ocean II KS, a limited partnership organized and existing under the laws of Norway (“NO II KS”), North Ocean II AS, a company organized and existing under the laws of Norway (“NO II AS”), McDermott Blackbird Holdings, LLC, a Delaware limited liability company (together, with NO II KS and NO II AS, the “Additional Grantors”), in favor of Crédit Agricole Corporate and Investment Bank (“CA CIB”), as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”) for the Lenders and the Issuers and collateral agent (in such capacity and together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties.

WHEREAS, McDermott International, Inc., a Panamanian corporation (the “Parent”) and McDermott Finance L.L.C., a Delaware limited liability company (the “Term Borrower”), entered into the Credit Agreement dated April 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), with the Lenders, the Issuers and CA CIB, as administrative agent for the Lenders and the Issuers and collateral agent for the Secured Parties. Terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, in connection with the Credit Agreement, the Parent, the LC Borrower and certain of their Subsidiaries (other than the Additional Grantors) have entered into the First Lien Pledge and Security Agreement dated as of April 16, 2014 (as amended, restated, supplemented or otherwise modified from time to time, the “Pledge and Security Agreement”), in favor of the Collateral Agent and the Administrative Agent for the benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires each Additional Grantor to become a party to the Pledge and Security Agreement as a Grantor (as defined in the Pledge and Security Agreement) and a Guarantor thereunder; and

WHEREAS, each Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Pledge and Security Agreement as a Grantor and a Guarantor thereunder;

NOW, THEREFORE, IT IS AGREED:

1. Pledge and Security Agreement.  By executing and delivering this Assumption Agreement, each Additional Grantor, as provided in Section 8.14 of the Pledge and Security Agreement, hereby becomes a party to the Pledge and Security Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor.  In accordance with the terms of the Pledge and Security Agreement and without limiting the generality of the foregoing, each Additional Grantor hereby expressly (a) assumes all obligations and liabilities of a Grantor and a Guarantor under the Pledge and Security Agreement; (b) guarantees the Borrowers’ Obligations pursuant to Section 2 of the Pledge and Security Agreement; and (c) grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Additional Grantor’s right, title and interest in and to the Collateral (as defined in the Pledge and Security Agreement), wherever located and whether now owned or at any time hereafter acquired by such Additional Grantor or in which such Additional Grantor now has or at any time in the future may acquire any right, title or interest, as security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of such Additional Grantor’s Obligations. The information set forth in Annex 1 hereto is hereby added to the information set forth in Schedules 4.3, 4.4 and 4.7 to the Pledge and Security Agreement.  Each Additional Grantor hereby makes each of the representations and warranties contained in Section 4 of the Pledge and Security Agreement (as supplemented by, and after giving effect to, this Assumption Agreement and the Schedules attached hereto) as of the date hereof.

2. North Ocean II AS.

(a) Notwithstanding anything set out to the contrary in this Assumption Agreement or any other Loan Document to the contrary, the obligations and liabilities of North Ocean II AS under any provision of this Assumption Agreement or any other Loan Document to which it is a party shall not include any obligations or liabilities to the extent they would constitute unlawful financial assistance within the meaning of Section 8-7 and/or 8-10, cfr. Section 1-4, of the Norwegian Companies Act of 13 June 1997 no. 44, and the obligations and liabilities of North Ocean II AS under this Assumption Agreement or any other Loan Document only apply to the extent permitted by those provisions of the Norwegian Companies Act of 13 June 1997 no. 44.

(b) The total liability of North Ocean II AS under this Assumption Agreement or any other Loan Document to which it is a party shall never exceed $1,000,000,000 plus interest thereon and fees, costs and expenses as set out in this Assumption Agreement or any other Loan Document.

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3. North Ocean II KS.

(a) Notwithstanding anything set out to the contrary in this Assumption Agreement or any other Loan Document to the contrary, the obligations and liabilities of North Ocean II KS under any provision of this Assumption Agreement or any other Loan Document to which it is a party shall not include any obligations or liabilities to the extent they would be in breach of Section 2-26 and/or 3-17 of the Norwegian Partnership Act of 21 June 1985 no. 83, and the obligations and liabilities of North Ocean II KS under this Assumption Agreement or any other Loan Document only apply to the extent permitted by those provisions of the Norwegian Partnership Act of 21 June 1985 no. 83.

(b) The total liability of North Ocean II KS under this Assumption Agreement or any other Loan Document to which it is a party shall never exceed $1,000,000,000 plus interest thereon and fees, costs and expenses as set out in this Assumption Agreement or any other Loan Document.

4. GOVERNING LAW.  THIS ASSUMPTION AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PROVISIONS.

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IN WITNESS WHEREOF, the undersigned have caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

ADDITIONAL GRANTORS:
NORTH OCEAN II KS
By:	/s/ Donald A. MacLeod
Name:	Donald A. MacLeod
Title:	Chairman and Director, North Ocean II AS
NORTH OCEAN II AS
By:	/s/ Donald A. MacLeod
Name:	Donald A. MacLeod
Title:	Chairman and Director

Signature Page to

Assumption Agreement (First Lien)

ADDITIONAL GRANTORS CONT’D:
McDermott BLACKBIRD HOLDINGS, LLC
By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

Signature Page to

Assumption Agreement (First Lien)

Acknowledged and Accepted:
J. RAY MCDERMOTT (NORWAY), AS
By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Treasurer

Signature Page to

Assumption Agreement (First Lien)

Acknowledged and Accepted:
McDermott, Inc.
By:	/s/ Steven D. Oldham
Name:	Steven D. Oldham
Title:	Vice President, Treasurer

Signature Page to

Assumption Agreement (First Lien)

Annex 1

Supplemental Schedules

(See Attached.)

SCHEDULE 4.3

TO PLEDGE AND SECURITY AGREEMENT

PERFECTED FIRST PRIORITY LIENS

UCC Filings

A UCC1 Financing Statement listing each Additional Grantor, as debtor, and the Collateral Agent, as secured party, should be filed in the governmental office set forth below.  Each such UCC1 Financing Statement will need to include a description of the Collateral that complies with Section 9-504 of the Uniform Commercial Code.

Grantor	Jurisdiction of Filing
North Ocean II AS	Texas Secretary of State Washington, D.C. Recorder of Deeds
North Ocean II KS	Texas Secretary of State Washington, D.C. Recorder of Deeds
McDermott Blackbird Holdings, LLC	Delaware Secretary of State

SCHEDULE 4.4

TO PLEDGE AND SECURITY AGREEMENT

Name; Jurisdiction of Organization, etc.

Exact Legal Name of Grantor	Type of Organization	Jurisdiction of Organization	Organizational Identification Number	Chief Executive Office
North Ocean II AS	Limited Company	Norway	889815752	99 Wyse Road, Suite 1245 Dartmouth, NS B3A 4S5 Canada
North Ocean II KS	Limited Partnership	Norway	989815822	99 Wyse Road, Suite 1245 Dartmouth, NS B3A 4S5 Canada
McDermott Blackbird Holdings, LLC	Limited Liability Company	Delaware	5666492	757 N. Eldridge Parkway Houston, TX 77079

Prior Names during last 5 years:

None.

Prior Addresses during last 5 years:

North Ocean II AS

Tveiterasveien 12

5232 Paradis

1201 Bergen

Norway

North Ocean II KS

Tveiterasveien 12

5232 Paradis

1201 Bergen

Norway

SCHEDULE 4.7

TO PLEDGE AND SECURITY AGREEMENT

investment PROPERTY

Pledged Stock:

None.

Pledged LLC Interests:

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value
McDermott, Inc.	McDermott Blackbird Holdings, LLC	Limited Liability Company	N/A	N/A	100%	N/A	N/A
J. Ray McDermott (Norway), AS	North Ocean II AS	Limited Liability Company	17,863,000	17,863,000	100%	N/A	NOK 1

Pledged Partnership Interests:

Grantor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No.	Par Value
J. Ray McDermott (Norway), AS	North Ocean II KS	Limited Partnership	159,957	177,730	90%	1b	NOK 1
North Ocean II AS	North Ocean II KS	Limited Partnership	17,773	177,730	10%	1a	NOK 1

Pledged Trust Interests:

None.

Pledged Notes:

None.

Pledged Commodities Contracts:

None.